CONTINUING GUARANTY



GUARANTY. To induce NBD Bank, N.A. (the "Bank"), of 611 Woodward Avenue, Detroit, Michigan 48226-3497 at its option, to make loans, extend or continue credit or some other benefit, including letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several (referred to collectively as "Liabilities"), to Interface Systems, Inc., and its successors (the "Borrower"), and because the undersigned (the "Guarantor") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guaranties to the Bank, as primary obligor and not merely as surety, that the Liabilities will be paid when due, whether by acceleration or otherwise. The Guarantor will not only pay the Liabilities, but will also reimburse the Bank for accrued and unpaid interest, and any expenses, including reasonable attorneys' fees, that the Bank may pay in collecting from the Borrower or the Guarantor, and for liquidating any collateral.

LIMITATION: The Guarantor's obligation under this Guaranty is UNLIMITED. Notwithstanding the foregoing, if these blank lines are completed, regardless of the amount of Liabilities outstanding at any time, the Guarantor's obligation under this Guaranty shall not exceed the principal
amount of   N/A        and 00/100 DOLLARS ($   N/A          ), plus
interest, expenses, and fees. Unless otherwise specified below. the Guarantor's obligation shall be payable in U.S. Dollars.

CONTINUED RELIANCE: The Bank may continue to make loans or extend credit to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of the Bank for business on the day after receipt of the notice. If terminated, the Guarantor will continue to be liable to the Bank for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Liabilities.

SECURITY. As security for the Guaranty, the Guarantor grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Collateral"):

1. All securities and other property of the Guarantor in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);

2. All property or securities declared or acknowledged to constitute security for any past, present or future liability, direct or indirect of the Guarantor to the Bank;

3.      All balances of deposit accounts of the Guarantor with the Bank;

4.      The following additional property of the Guarantor:   accounts
        receivable, inventory, machinery & equipment, general intangibles, and all other assets .

The Bank has the right at any time to apply its own debt or liability to the Guarantor in whole or partial payment of this Guaranty or other present or future liabilities, direct or indirect, without any requirement for mutual maturity.

If the Guarantor fails to pay any amount owing under this Guaranty, the Bank shall has all of the rights and remedies provided by law or under any other agreement to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code. These rights and remedies are cumulative and not exclusive. If the Guarantor is entitled to notice, that requirement is met if the Bank sends notice at least seven (7) days prior to the date of sale, disposition or other event which requires notice. The proceeds of any sale shall be applied first to expenses, then toward payment of the amount owing under this Guaranty. The Bank may cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designation of the capacity of that nominee.

INCORPORATION: (This paragraph applies if the blanks are filled in.) The Guarantor agrees that as long as any Liability remains outstanding, the covenants and events of default in the Credit Authorization Agreement dated February 19, 1997 between NBD Bank and the Guarantor, as amended (the "Agreement"), are incorporated by reference. Those covenants and events remain in force until this Guaranty is no longer in force, notwithstanding any termination of the Agreement.

NEGATIVE PLEDGE: The Guarantor will not allow any lien to exist on any of its property, except liens known to the Bank and existing on the date of this Guaranty, and new liens which, in aggregate, total less than $ N/A .

        For purposes of the following paragraphs, "any collateral" shall include the Guarantor's Collateral and any other collateral securing the Liabilities.

ACTION REGARDING BORROWER: If any monies become available that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Guaranty. The Bank may take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, the Bank may grant it and the Bank may grant renewals, extensions, modifications and amendments of the Liabilities and otherwise deal with the Borrower or any other person as the Bank sees fit and as if this Guaranty were not in effect. The Guarantor's obligations under this Guaranty shall not be released or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower or Guarantor, including a merger or consolidation with any other person or entity.

NATURE OF GUARANTY: This Guaranty is a guaranty of payment and not of collection. Therefore, the Bank may insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Liabilities. The obligation of the Guarantor shall be subject to no conditions of any kind, and shall be absolute, regardless of the unenforceability of any provisions of any agreement between the Borrower and the Bank, or the existence of any defense, setoff or counterclaim which the Borrower may assert.

OTHER GUARANTORS: If there is more than one Guarantor, the obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other guarantor of the Liabilities. If the Bank elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor's obligations. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

RIGHTS OF SUBROGATION: The Guarantor agrees not to enforce any rights of subrogation, contribution, or indemnification that it has against the Borrower, any entity liable for the Liabilities, or any collateral, until the Liabilities are fully paid, even if all Liabilities are not covered by this Guaranty. The Guarantor further agrees that if any payments to the Bank on the Liabilities are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and the Bank's interest in any collateral remain in full force and effect (or be reinstated as the case may be) until payment in full of those amounts. That payment is due on demand.

WAIVERS: The Guarantor waives any right it may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty, (b) any credit that the Bank extends to the Borrower, (c) the Borrower's default, (d) any demand, or (e) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any Liability, which it might be entitled to by law or under any other agreement. Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

REPRESENTATIONS BY GUARANTOR:   Each Guarantor represents that:  (a) the
execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Agreement is a valid and binding agreement enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Guarantor, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers; (ii) have been duly authorized by all necessary action of its governing body; and
(iii) do not contravene the terms of its articles of incorporation or organization, its by-laws or any agreement governing its affairs.

NOTICES: Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class. registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by the Bank in accordance with the paragraph above labeled "Continued Reliance."

LAW AND JUDICIAL FORUM THAT APPLY: This agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any state or federal court located in the State of Michigan, as the Bank in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally. the jurisdiction of those courts. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any such suit, action or proceeding.

FOREIGN CURRENCY. (This paragraph applies if the blanks are filled in.) This Guaranty arises in the context of an international transaction, and the specification of payment in the following currency
              ("Foreign Currency") at
 ("Conversion Location") is of the essence. The Foreign Currency is the currency of account and payment under this Guaranty. The obligation of the Guarantor is not discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the Foreign Currency and transfer to the Conversion Location under normal banking procedure, does not yield the amount of Foreign Currency due under this Guaranty.

MISCELLANEOUS: The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities. and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty. This Guaranty binds the Guarantor and its heirs, successors and assigns, and benefits the Bank and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower are merged into this Guaranty.

WAIVER OF JURY TRIAL: The Bank and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement, or any of the transactions contemplated by this Guaranty, or any course of conduct, dealing, statement (whether oral or written), or actions of either of them. Neither the Bank nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Guarantor except by a written instrument executed by both of them.

Dated:  February 19, 1997
GUARANTOR:
                                  I.G.K. Industries, Inc.
Address:
7232 Jackson Road           By:    David O. Schupp
Ann Arbor, MI  48103      Its:    Treasurer